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                                                                     EXHIBIT 5.1


             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]

                                  June 20, 2000


Quanta Services, Inc.
1360 Post Oak Blvd., Suite 2100
Houston, Texas 77056

Gentlemen:

         We have acted as counsel to Quanta Services, Inc., a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the sale from time to time pursuant to Rule 415 under the Securities Act of up to $500,000,000 aggregate amount of
(i) subordinated debt securities and senior debt securities of the Company (collectively, the "Debt Securities"), (ii) preferred stock, par value $.00001 per share, of the Company (the "Preferred Stock") which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iii) common stock, par value $.00001 per share, of the Company (the "Common Stock"), and (iv) warrants of the Company to purchase Common Stock (the "Warrants").

         The senior Debt Securities are to be issued pursuant to an Indenture (the "Senior Indenture") between the Company and Chase Bank of Texas, National Association, as trustee. The subordinated Debt Securities are to be issued pursuant to an Indenture (the "Subordinated Indenture") between the Company and Chase Bank of Texas, National Association, as trustee. Chase Bank of Texas, National Association, in its capacity as trustee under the Senior Indenture and the Subordinated Indenture is referred to herein as the "Trustee" and the Senior Indenture and the Subordinated Indenture are referred to herein collectively as the "Indentures."

         We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinion, we have relied upon representations of the Company.

         In connection with this opinion, we have assumed: (i) the Registration Statement, and any amendments thereto (including post-effective amendments), have become effective and shall not have been terminated or rescinded; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing any Securities offered thereby; (iii) all Securities will be

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Quanta Services, Inc.
June 20, 2000
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issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) each Indenture governing the Debt Securities, each Depositary Agreement relating to the Depositary Shares and each Warrant Agreement relating to the Warrants will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) each Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vi) at the time of any offering or sale of any shares of Common Stock or Preferred Stock, the Company will have the number of shares of Common Stock or Preferred Stock, as set forth in the Prospectus Supplement relating to such offering or sale, duly authorized, established (if applicable) and available for issuance; (vii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;
(viii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise and (ix) there shall not have occurred any change in law affecting the validity or enforceability of any of such Security.

         Based upon such examination and representations, we advise you that, in our opinion:

1. When (i) the terms of the Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (ii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditor's rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

2. When (i) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (ii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect

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Quanta Services, Inc.
June 20, 2000
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relating to or affecting the enforcement of creditor's rights generally, and (b)
the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

3. When (a) the Board of Directors of the Company (or a duly authorized committee thereof) has taken all necessary corporate action to approve the issuance and sale of any shares of any series of Preferred Stock (and Depositary Shares, if applicable), and when such shares are paid for, issued and delivered in accordance with the applicable underwriting or other agreement, such shares will be validly issued, fully paid and non-assessable.

4. When the Board of Directors (or a duly authorized committee thereof) has taken all necessary corporate action to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Common Stock (including any shares of Common Stock issued (i) upon exercise of any Warrants for Common Stock, (ii) upon conversion of any Debt Securities that are convertible or exchangeable for Common Stock, or (iii) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                    Very truly yours,



                                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.